Exhibit 10.21

                                                                  EXECUTION COPY

                                AGENCY AGREEMENT
                                     BETWEEN
                     SEA MASTER LOGISTICS (HOLDING) LIMITED
                                 (AS PRINCIPAL)
                                       AND
                      SEA MASTER LOGISTICS (CHINA) LIMITED
                                   (AS AGENT)

                      DATED THE 22ND DAY OF SEPTEMBER 2006


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THIS AGREEMENT is made on the 22nd day of September 2006

BETWEEN

(1) SEA MASTER LOGISTICS (HOLDING) LIMITED, a company incorporated under the laws of Hong Kong, with company registration number 1057368 and whose registered office is at Rooms 2102-3 China Insurance Group Building, 141 Des Voeux Road, Central, Hong Kong (the "PRINCIPAL"); and

(2) SEA MASTER LOGISTICS (CHINA) LIMITED, a company incorporated under the laws of the People's Republic of China ("PRC"), with business registration number 3101092011431 and whose place of business is at Room 704-Y, 710 Si Ping Road, Shanghai, the PRC (the "AGENT").

WHEREAS

(A) The Principal is engaged in the business of providing ocean transportation intermediary services to major retailers, wholesalers, importers, and domestic manufacturers in the Transpacific and South African trade lanes and possess or will possess all required licenses to conduct business through all of its offices as an international freight agency.

(B) The Agent maintains facilities, property, and conducts all of its business in the PRC as a Class A licensed international freight agent in ocean, air and land transportation.

(C) By a Sale and Purchase Agreement dated 28 September 2006 between Maritime Logistics US Holdings Inc. ("Maritime Logistics") and the Principal (the "Sale and Purchase Agreement"), it is contemplated that Maritime Logistics, through its wholly-owned subsidiary SeaMaster Logistics, Inc., will acquire the shares in and of the Principal and the Principal has executed an Agreement to acquire the Agent (the "Acquisition"). Pursuant to the Sale and Purchase


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      Agreement and subject to and upon approval by the necessary governmental authority of the contemplated Acquisition of the Agent or assets of the Agent by the Principal, the Agent will become the subsidiary of the Principal wholly owned by the Principal.

(D) The Agent agrees to act as the exclusive agent of the Principal to provide the Services (as defined below) in the Territory (as defined below) subject to and in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1   In this Agreement unless the context otherwise requires:-

      "INTELLECTUAL PROPERTY"       means any patent, copyright, registered
                                    design, trade mark or other industrial or intellectual property right subsisting in the Territory in respect of the Services, and applications for any of the foregoing;

      "PRC"                         means the People's Republic of China

      "RESTRICTED INFORMATION"      means any information which is disclosed to
                                    the Agent by the Principal under or in
                                    connection with this Agreement (whether
                                    orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such) including all of the Principal's trade secrets, vendors, proprietary information, customer lists, account books, service contracts and records, of any kind.;


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      "RMB"                         means Renminbi, the lawful currency of the
                                    PRC

      "SERVICES"                    means international freight agency by
                                    shipment and land transport, civil aviation transport sales, international express delivery, road freight, cargo storage;
                                    distribution of imported and exported goods, customs services (including custom clearance), applying for commodity inspection, reinsurance, container devanning, bill replacement, shipping fee collection, transit, door-to-door transport of imported and exported goods and space booking; and any other services requested by Principal including those listed in Schedule
                                    A;

      "TERRITORY"                   means the People's Republic of China;

1.2 Any reference in this Agreement to "writing" or related expressions includes a reference to cable, facsimile transmission, e-mail or comparable means of communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2     APPOINTMENT OF AGENT

2.1 By this Agreement the Principal appoints the Agent as exclusive agent for the purpose of


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      providing the Services in the Territory and the Agent agrees to act in that capacity, subject to the terms and conditions of this Agreement.

2.2 Save with the Principal's consent, the Agent shall not during the continuance of this Agreement accept the appointment of any other person, firm or company for the provision of the Services in the Territory or for the solicitation of customers for the Services in the Territory i.e. the Agent shall provide the Services exclusively to the Principal.

3     THE AGENT'S DUTIES

3.1 The Agent shall use its best endeavors to provide the Services in the Territory and to solicit orders for the Services in the Territory, and generally to assist the Principal in the provision of the Services in the Territory, but the Agent shall not be entitled to provide the Services or to enter into any negotiations or contracts for the provision of the Services on behalf of the Principal, or to bind the Principal in any way.

3.2 The Agent shall conduct the provision of the Services in the Territory with all due care and diligence and shall cultivate and maintain good relations with customers and potential customers in the Territory in accordance with sound commercial principles.

3.3 Subject as provided in this Agreement and to any directions which the Principal may from time to time properly give, the Agent shall be entitled to perform its duties under this Agreement in such manner as it may think fit.

3.4   The Agent shall procure that its representatives:

      3.4.1 make themselves available, at all reasonable times and upon reasonable notice, to the Principal for the purposes of consultation and advice relating to this Agreement and the Services;


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      3.4.2 attend meetings with representatives of the Principal and such customers or prospective customers in the Territory as may be necessary for the performance of its duties under this Agreement;

      3.4.3 make such calls upon customers or potential customers in the Territory for the purpose of promoting the Services as the Agent may think fit; and

      3.4.4 attend such trade exhibitions and other functions in the Territory as the Principal or the Agent may think commercially suitable for the purpose of promoting the Services.

3.5 The Agent, if requested by, the Principal, agrees to provide statistical information or data covering the movement of cargo from his area, in accordance with Principal's procedure. This information is to be provided free of charge to the Principal. If this information can only be obtained through sources which charge, the Principal agrees to the reimbursement of these expenses billed to the Agent, provided the cost will be agreed upon beforehand between the Agent and the Principal.

3.6 Upon request, the Agent shall provide, at no cost to the Principal, in any or all offices, suitable desk space for a representative of the Principal who may be assigned either temporarily or permanently to promote the Principal's business or supervise its interests in the Agent's area.

3.7 The Agent shall promptly notify the Principal of all enquiries concerning, and orders for, the Services which it receives from customers and prospective customers both within and outside the Territory.

3.8 As soon as practicable after commencement of services as agent, the Agent shall inform the


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      Principal of all tariffs, wage scales and customary charges for services, the cost of which the Principal will bear that are covered by this Agreement.

3.9 The Agent also agrees to provide the Principal with monthly reports containing information with respect to general conditions at the locations covered by this Agreement and will notify the Principal immediately of any changes in said information.

3.10 The Agent will also cooperate with the Principal in obtaining any information which the Principal might request concerning transshipment facilities, rates, etc.

3.11 Principal or Maritime Logistics participates in the US Customs Service Vessel Automated Manifest System and takes responsibility for filing all cargo declarations 24 hours prior to a vessel loading in accordance with US Customs. Agent must provide Principal or Maritime Logistics with all required information to comply with this program in the requisite time frame. Agent agrees to timely submit to Principal or Maritime Logistics true and accurate information to enable Principal or Maritime Logistics to make the required submissions to US Customs and agrees to indemnify and hold harmless Principal or Maritime Logistics for any damages caused by Agents failure to comply hereunder.

3.12  The Agent shall in relation to the Services:

      3.12.1 describe itself as "Agent" for the Principal;

      3.12.2 not hold itself out, or permit any person to hold it out, as being authorized to bind the Principal in any way;

      3.12.3 not do any act which might reasonably create the impression that it is so authorized to bind Principal; and


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      3.12.4 The Agent further guarantees that its business organization does not, under the laws of its state/country of domicile imply an employer/employee relationship between the Principal and the Agent, or the Principal and any of the Agent's individual employees.

3.13 The Agent shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for the provision of the Services in the Territory and for the performance of its duties under this Agreement; provided, however, Principal shall establish a "foreign owned entity' in the PRC to effectuate the Acquisition of the Agent by the Principal and Agent shall assist Principal as requested to consummate their transaction.

3.14 The Agent shall not during the continuance of this Agreement change its name or business address without the consent of the Principal.

3.15 The Agent shall indemnify and hold the Principal harmless against and from any and all claims or liabilities against the Principal, its employees or agents, resulting directly or indirectly from, or arising out of, any act or failure to act by the Agent or any employees of the Agent.

3.16 Agent shall be liable for any loss, damage or claim for all cargo in the care of Agent, or Agent's nominated terminal, trucking, subagent or carrier that are uninsured and carried on Principal's airway bills and bills of lading. Agent shall carry sufficient insurance to cover these liabilities. All of the Principal's airway bills and bills of lading issued by Agent shall be insured under Principal's liability insurance policy.

4     PROVISION OF THE SERVICES

4.1 Services in the Territory shall be provided on such terms as the Principal in its absolute discretion may from time to time determine, and:


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      4.1.1 the Principal shall provide to the Agent copies of those terms as varied from time to time;

      4.1.2 the Agent shall bring to the notice of all customers and prospective customers for the Services in the Territory those terms;

      4.1.3 the Agent shall not make or give any promises, warranties, guarantees or representations concerning the Services other than those contained in those terms.

4.2 Unless otherwise agreed in writing, the Agent shall not be entitled to receive payments on the Principal's behalf in respect of provision of the Services.

4.3 All manifests, airway bills, bills of lading or any other document or forms used in the performance of this Agreement together with all amounts received by Agent for prepaid freights on outward cargo, freight payable at destination on inward, cargo or other charges collected for account of Principal, shall be and remain the property of Principal, shall be held in trust by Agent for Principal and shall at all times be kept separate and apart from Agent's other documents, papers and monies. Agent shall be liable to Principal for a returned checks or drafts for customers solicited by Agent for which Principal is unable to collect funds for whatever reason. Agent shall account to Principal at Principal's office as Principal may designate in accordance with instructions to be communicated to Agent by Principal. Agent agrees to remit promptly to Principal monies received for Principal's account and Principal, on its part, agrees to pay Agent as agreed upon in Schedule B. Agent shall maintain separate records and accounts for the recording of all transactions by Agent on behalf of Principal. These and related or supporting documents shall be open to inspection by Principal.

4.4 The Agent shall notify the Principal within 24 hours of its receipt of a claim. The Agent agrees and is hereby authorized to settle promptly all bona fide claims against the Principal


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      for cargo loss or damage, after due in accordance with Principal's current processing instructions and up to the limit of $50,000 per claim, but always with written notification to the Principal. The Agent shall submit all larger claims to the Principal for instructions. The Agent shall render any necessary assistance to the Principal's attorney in connection with any claim made or received. Should any cargo claims lead to a lawsuit, compensation will be given to the Agent according to the amount of work performed.

5     INTELLECTUAL PROPERTY

5.1 The Agent shall promptly and fully notify the Principal of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of the Principal which comes to the Agent's notice, and of any claim by any third party so coming to its notice that the provision of the Services in the Territory infringes any rights of any other person, and the Agent shall at the request and expense of the Principal do all such things as may be reasonably required to assist the Principal in taking or resisting any proceedings in relation to any such infringement or claim.

5.2 Nothing in this Agreement shall give the Agent any rights in respect of any trade names or trademarks used by the Principal in relation to the Services or of the goodwill associated with them, and the Agent acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect of any trade names or trade marks and that all such rights and goodwill are, and shall remain, vested in the Principal.

5.3 The Agent shall not use in the Territory any trade marks or trade names so resembling the trade marks or trade names of the Principal as to be likely to cause confusion or deception.

5.4 The Agent shall, at the expense of the Principal, take all such steps as the Principal may reasonably require to assist the Principal in maintaining the validity and enforceability of the Intellectual Property of the Principal during the continuance of this Agreement.


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5.5   Without prejudice to the right of the Agent or any third party to challenge the validity of any Intellectual Property of the Principal, the Agent shall not do or authorise any third party to do any act which would or might invalidate or be inconsistent with the Intellectual Property of the Principal and shall not omit or authorise any third party to omit to do any act which, by its omission, would have that effect or character.

6     SUB-AGENTS

6.1 With the prior written consent of the Principal, the Agent may, at its sole cost and expense, appoint one or more sub-agents to provide the Services in the Territory and may delegate to such sub-agents its duties hereunder provide however that as between the Principal and the Agent, the Agent shall be solely responsible to the Principal for the performance of this Agreement.

6.2 The Agent shall indemnify, defend and hold the Principal harmless against and from any and all claims for compensation or expense, and all damages or claims arising out of the activities of such sub-agents.

7     RIGHTS AND DUTIES OF THE PRINCIPAL

7.1   The Principal shall be entitled:

      7.1.1 for any reason to reject any order for the Services; and

      7.1.2 from time to time to extend the range of Services, or discontinue any of the same, upon giving not less than one (1) month's notice in writing to the Agent.

7.2   The Principal shall:


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      7.2.1 at its own expense promptly supply the Agent with such advertising and promotional materials, literature and information as the Agent may from time to time reasonably require for the purpose of complying with its obligations under this Agreement;

      7.2.2 supply up to date copies of any standard price lists which it has for the provision of the Services in the Territory;

      7.2.3 honour any contracts for the provision of the Services to customers in the Territory introduced to the Principal by the Agent;

      7.2.4 promptly and efficiently deal with any after service enquiry relating to the Services raised by a customer in the Territory;

      7.2.5 comply with all the applicable laws and regulations relating to the provision of the Services.

8     WARRANTIES OF THE AGENT

8.1   The Agent warrants to the Principal as follows:

      8.1.1 the Agent is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China;

      8.1.2 the Agent has the requisite power to duly and validly execute this Agreement and perform its duties and obligations hereunder;

      8.1.3 this Agreement does not constitute any breach of any agreement or law by which the Agent is bound;


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      8.1.4 any consents and approvals required from its shareholders and board of directors of the Agent pursuant to its Articles of Association have been obtained including for this Agreement and the Acquisition; and

      8.1.5 all necessary licenses, permits and approvals required from relevant government authorities have been obtained by the Agent and the Agent shall use its best endeavours to obtain all such necessary licenses, permits and approvals if the same have not so been obtained at the date of this Agreement.

8.2 Each warranty shall be treated as a separate warranty and the interpretation of a warranty shall not be restricted by reference to or inference from another warranty.

8.3 The Agent warrants to the Principal that each of the warranties is accurate and not misleading at the date of this Agreement and during the continuance of this Agreement.

8.4 If any of the warranties is found to be false or incorrect, then the Agent shall indemnify and hold the Principal harmless from any damage, loss, expense or other disadvantage incurred of any kind, which would not have occurred if such warranty had been true and correct.

9.    FINANCIAL PROVISIONS

      In consideration of the obligations undertaken by the Agent under this Agreement, the Principal shall pay the Agent a fee listed on Schedule B.

10    LIABILITIES

10.1 The Agent agrees to issue the airway bills and/or bills of lading according to Schedule C.


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      The Agent must strictly follow these terms and conditions before issuing transportation documents.

10.2 The Agent should provide the coverage of legal liabilities through a well known insurance company. The deductible of the coverage should not exceed US$1000 for less than container load (LCL) shipments and/or US$1500 for the full container load (FCL) shipments.

11    CONFIDENTIALITY AND NON-COMPETE

11.1 Except as provided by clauses 9.2 and 9.3, the Agent shall at all times during the continuance of this Agreement and after its termination:

      11.1.1 use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

      11.1.2 not use any Restricted Information for any purpose other than the performance of its obligations under this Agreement.

11.2  Any Restricted Information may be disclosed by the Agent to:

      11.2.1 any customers or prospective customers;

      11.2.2 any governmental or other authority or regulatory body; or

      11.2.3 any employees of the Agent or of any of the aforementioned persons,

      to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Agent using its best endeavours to ensure that


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      the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

11.3 Any Restricted Information may be used by the Agent for any purpose, or disclosed by the Agent to any other person, to the extent only that:

      11.3.1 it is on the date of this Agreement, or becomes, public knowledge through no fault of the Agent (provided that in doing so the Agent shall not disclose any Restricted Information which is not public knowledge); or

      11.3.2 it can be shown by the Agent, to the reasonable satisfaction of the Principal, to have been known to the Agent prior to its being disclosed by the Principal to the Agent.

11.4 Agent shall not compete with Principal during the term of this agreement and shall not solicit in any manner any customers or employees of Principal for two (2) years after the termination of this Agreement, subject to the consummation of the Acquisition of Agent.

12.   FORCE MAJURE

      Except as may be otherwise specifically provided herein, no party shall be deemed responsible with respect to its failure to perform any term or condition of this Agreement if such failure wholly or partly, is due to war (whether declared or not), civil commotion, invasion, rebellion, sabotage, hostilities, strikes, labor disputes, closure, other work stoppages, governmental (national, state, prefectural, municipal or other) regulations or controls taken or issued in sovereign capacity, or acts of God and in each case the failure or circumstance is outside of its control.


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13    DURATION AND TERMINATION

13.1 This Agreement shall come into force on the date of this Agreement and, subject as provided in clauses 13.3, shall continue in force for the interim period from the date of the Sale and Purchase Agreement until the date of consummation and approval by the PRC authority of the Acquisition of the Agent by the Principal as contemplated under the Sale and Purchase Agreement.

13.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to - the other if

      13.2.1 that other party commits a material breach of any of the provisions of this Agreement and such party fails to remedy the same (unless waived in writing) within thirty (30) days after receipt of a written notice (including notice to Maritime Logistics) giving full particulars of the breach and requiring it to be remedied; or

      13.2.2 the parties mutually agree to terminate this Agreement in writing with the consent of Maritime Logistics.

13.3 For the purposes of clause 13.2.1, a material breach shall be considered capable of remedy if the party in breach can substantially comply with the provision to the satisfaction of the other party.

13.4 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision of this Agreement.

13.5 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.


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14    CONSEQUENCES OF TERMINATION

14.1  Upon the termination of this Agreement for any reason:

      14.1.1 the Agent shall within thirty (30) days send to the Principal, or otherwise dispose of in accordance with the directions of the Principal, all advertising and promotional material or information relating to the Services then in the possession of the Agent;

      14.1.2 the Agent shall cease to promote, market, advertise or solicit customers for the Services;

      14.1.3 the provisions of clauses 8 and 11 shall continue in force in accordance with its terms;

      14.1.4 the Agent shall have no claim against the Principal for compensation for loss of agency rights, loss of goodwill or any similar loss (except unpaid commission); and

      14.1.5 subject as otherwise provided in this Agreement and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

14.2 The costs incurred by the Agent in complying with clause 11.1.1 shall, where the termination is by the Agent under clause 10.2, be for the account of the Principal and, in any other case, be for the account of the Agent.

15    NATURE OF AGREEMENT

15.1 The Principal shall be entitled to perform any of the obligations undertaken by it and to


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      exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is its holding company or subsidiary (as defined by section 2 of the Companies Ordinance of Hong
      Kong) or the subsidiary of any such holding company of Maritime Logistics and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of the Principal.

15.2 Upon the prior consent of Maritime Logistics, the Principal may assign this Agreement and the rights and obligations under this Agreement.

15.3 This Agreement is personal to the Agent, which may not without the written consent of the Principal, assign, mortgage, charge, encumber or dispose of any of its rights under this Agreement.

15.4 Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of employer and employee between the parties.

15.5 This Agreement contains the entire Agreement between the parties with respect to the subject matter of this Agreement, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.

15.6 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided in this Agreement, and all conditions, warranties or other terms implied by statute or common law are by this Agreement excluded to the fullest extent permitted by law.

15.7 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the


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      other provisions of this Agreement and the remainder of the affected provision.

16    PROPER LAW AND JURISDICTION

      This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong, and each party hereby submits to the non-exclusive jurisdiction of the Hong Kong Courts.

17    NOTICES AND SERVICE

17.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, cable, facsimile transmission, e-mail or comparable means of communication) to the other party at the address referred to in clause 17.4.

17.2 Any notice or other information given by post pursuant to clause 17.1 which is not returned to the sender as undelivered shall be deemed to have been given on the third day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

17.3 Any notice or other information sent by facsimile transmission, e-mail or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy is sent by first class pre-paid post to the other party at the address referred to in clause 17.4 within twenty-four (24) hours after transmission.

17.4 Service of any legal proceedings concerning or arising out of this Agreement and any notice


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      to a party hereto pursuant to this Agreement shall be effected by causing the same to be delivered to the party to be served at the following address:

      If to the Principal:

      Sea Master Logistics (Holding) Limited
      Rooms 2102-3 China Insurance Group Building
      141 Des Voeux Road, Central, Hong Kong
      Attention: Peter Stone

      If to the Agent:
      Sea Master Logistics (China) Limited
      Room 704-Y, 710 Si Ping Road
      Shanghai, the PRC 200040
      Attention:

      or to such other address as may from time to time be notified in writing by the party concerned.


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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

   SIGNED by                                      )
                                                  )
   for and on behalf of                           )
   SEA MASTER LOGISTICS (HOLDING) LIMITED         )
   in the presence of:                            )

   SIGNED by                                      )
                                                  )
   for and on behalf of                           )
   SEA MASTER LOGISTICS                           )
   (CHINA) LIMITED                                )
   in the presence of:


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                                   SCHEDULE A

                   ADDITIONAL SERVICES TO BE PROVIDED BY AGENT

1. The Principal appoints the Agent as its agent to sell and promote the sale of freight transportation, in accordance with the Principal's conditions of carriage and standard policies.

2. The Agent will submit reports to the Principal at its head office, except that accounting may specifically be required by the Principal to be made to other offices of the Principal.

3. The Agent will exercise its best efforts and use the utmost skill, care and attention (and employ persons with experience and the capability) to undertake for the Principal all acts and duties relating to the import and export of goods, including, documentation preparation and the transportation, warehousing and distribution of goods.

4. Where the Principal consigns cargo to the Agent, the Agent shall arrange for efficient handling of the cargo in its Territory in compliance with the instruction and working procedures prescribed by the Principal and to provide the following services:

      (a) to maintain favorable customer relations with the Principal's clients or prospective clients;

      (b) to arrange for the solicitation, procuring and engagement of the maximum quantity of cargo, space and commodity limitations prescribed by the Principal;

      (c) to co-ordinate and give notice to every consignees of the cargo and/or the agents of the arrival of the cargo and to respond promptly to any quires from the consignee;


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      (d) to arrange for reception, discharge and release of cargo and to issue delivery order, which is only exchanged against actual presentation/receive of they least one original house airway bills and house bills of lading duly endorsed or notification of an express release;

      (e) to obtain and/or prepare, issue and sign all shipping documents related to freight traffic (such as manifests, dock receipts, airway bills, bills of lading, etc.) on behalf of the Principal, and according to accepted trade customs;

      (f) to deliver all relevant documents to the consignees and/or their designated customs brokers or to arrange for customs clearance of the cargo on behalf of the consignees;

      (g) to obtain, sign, seal, endorse and deliver all bonds, permits, airway bills, bills of lading, bills of exchange, declarations, claims of any nature, or other means of payment or collateral security into the Agent's possession, including drawbacks and claims of any nature for reimbursement of duties or taxes;

      (h) to arrange warehousing and inland transport of the cargo as many are necessary for delivery of cargo to the consignee;

      (i) to receive all payments and pay all sums of money, freight and other charges as are now due or become due and payable by Principal as instructed by Principal; and endorse for Principal, as instructed by Principal, for Principal's account all such payments, and shall fully and accurately account to Principal for all collections and payments to Principal, monthly, and as requested by Principal. In the absence of prior written consent from the Principal, no credit shall be extended to any consignees and if any such credit is extended, it shall be at the sole risk and expenses of the Agent. For bank consignment, Agent must obtain original bill of lading with proper bank endorsement issued by the Principal prior to the release of the shipment. Agent will be accountable if there is a failure to do so by the Agent;

      (j) to be responsible for filing all rates in Principal's tariffs prior to receipt of cargo;

      (k) to issue Principal's airway bills and bills of lading and other documentation for all services performed on Principal's behalf, and Principal's name and license number shall be shown on all shipping documentation;

      (l) to show Principal or itself as "agent for Sea Master Logistics (Holding) Limited" in the shipping documentation of all Master airway bills and bills of lading;

      (m) to co-ordinate the activities of all forwarders, customs brokers, governmental departments and agencies and other authorities and trade organizations in connection with the handling of the cargo in the Territory;

      (n) to investigate and notify the Principal immediately on becoming aware of any actions, suits or claims in connection with the Principal damages to the cargo affecting the Principal's interest;

      (o) to assist in the processing of cargo or any other claims in accordance with the direction from the Principal, at all times holding third parties liable in writing and informing the Principal of any such claim or liabilities by e-mail or facsimile;

      (p) not to incur any liability or enter any contractual commitment on behalf of the Principal in connection with cargo or other claims other than with the Principal's prior written approval;

      (q) to assist the Principal's lawyers, surveyors, and other parties advising on claims on behalf of the Principal in the performance of their tasks in the Territory;

      (r) to consolidate and deconsolidate less than containerload shipments as required;

      (s) to ensure all invoices issued are paid within the terms stated in Principal's invoices, and Agent shall abide by Principal's shipping documentation procedures;

      (t) to maintain a system of internal control sufficient to provide reasonable assurance to the Principal that all transactions related to this Agreement are executed and that transactions are properly recorded in its books and records;

      (u) to ensure Agent will comply with all tariffs, rules and regulations, receipts, airway bills, bills of lading, and other forms or reports reasonably requested by Principal; all transportation services sold by Agent hereunder shall be subject to Principal's terms of carriage in its tariffs, airway bills, bills of lading or other documentation, and Agent shall inform Principal of all information, instructions or requests to enable Principal to render efficient service to its clients;

      (v) maintain a separate account for the Principal and keep full and accurate records of all its activities in connection with this Agreement and to permit Principal or its employees to inspect all records of Agent, including books, vouchers, bills of lading, invoices, and accounts relating to the sale of ocean/air transportation services offered by Principal, and Principal may obtain information from any director or officer of Agent; and

      (w) to remit to the Principal all freights and other monies belonging to the Principal by bank draft/telegraphic transfers on the 10th day of each month for all money received in the prior month.

                                   SCHEDULE B
                          RENUMERATION AND COMPENSATION

           AIR SHIPMENT:

           Pay the reasonable cost of Agent, subject to inspection by SeaMaster Hong Kong on a quarterly basis.

           OCEAN SHIPMENT:

           Pay the reasonable cost of Agent, subject to inspection by SeaMaster Hong Kong on a quarterly basis.

SEAMASTER LOGISTICS (HOLDING)               SEAMASTER LOGISTICS (CHINA) LIMITED
LIMITED


____________________________________        ____________________________________
NAME:                                       NAME
TITLE:                                      TITLE:

Date:                                       Date:

                                   SCHEDULE C

1. The Principal's airway bills or bills of lading shall only be issued to the Principal's nominated cargo or any cargo consigned to the Principal's office.

2. Both parties shall issue on board bills of lading to shipper only after shipment is confirmed on board by the carrier. The Principal's airway bills or bills of lading on board date shall match the carrier's airway bills/bills of lading on board date.

3. No airway bills or bills of lading shall be issued prior to receiving cargo.

4. Both parties shall only issue clean on board airway bills or bills of lading to cargo received in good and original condition. Any irregularities must be marked in airway bills or bills of lading.

5. The Agent using Principal's airway bills or bills of lading shall forward a copy of such documents to Principal on monthly basis for recordkeeping.

6. All Principal airway bills and/or bills of lading issued shall be in accordance to Principal's selling rate and/or tariff filed with governmental authorities. For any rates, commodities other than the Principal's selling rates and/or tariff, the Agent must inform the Principal's office in writing for proper filing and obtain the Principal's approval prior to releasing the airway bills/bills of lading to shipper. The Agent shall be liable for any penalty assessed by any governmental authority for its failure to comply with this provision.

7. The Agent agrees to share any loss and damage claim against the Principal's airway bills and/or bills of lading under the liabilities of terms and conditions stated on the airway bills and bills of lading.


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